                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           First Bank System, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                      [LOGO]
                    F I R S T  B A N K  S Y S T E M,  I N C.
                                FIRST BANK PLACE
                            601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402

                                                                  March 15, 1995
To our Stockholders:

    You are cordially invited to attend the 1995 Annual Meeting of Stockholders which will be held at 2:00 p.m. on Wednesday April 26, 1995, at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403. For your assistance, a map showing the location of the Minneapolis Convention Center is provided on the back of this Proxy Statement.

    You are urged to read the enclosed Notice of Meeting and Proxy Statement so that you may be informed about the business to come before the Annual Meeting of Stockholders. At your earliest convenience, please mark, sign and return the accompanying form of proxy in the enclosed postage-paid envelope. We hope you will be able to attend the meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED BUSINESS REPLY POST CARD TO REQUEST AN ADMISSION TICKET, WHICH WILL BE MAILED TO YOU PRIOR TO THE MEETING DATE.

                                        Very truly yours,

                                                 [SIGNATURE]
                                        John F. Grundhofer
                                        CHAIRMAN, PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER

                                      [LOGO]
                    F I R S T  B A N K  S Y S T E M,  I N C.
                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 1995

To the Stockholders
of First Bank System, Inc.:

    The Annual Meeting of Stockholders of First Bank System, Inc. (the "Company") will be held at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403 on Wednesday, April 26, 1995, at 2:00 p.m. for the following purposes:

    1.  To elect four persons to the Board of Directors.

    2. To consider and act upon a proposal to amend the Company's 1991 Stock Incentive Plan.

    3. To consider and act upon a proposal to approve the Company's 1995 Executive Incentive Plan.

    4. To consider and act upon a proposal to approve the selection by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company.

    5.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 3, 1995, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

March 15, 1995                              By Order of the Board of Directors

                                                      [SIGNATURE]

                                                   Michael J. O'Rourke
                                                        SECRETARY

                                   PLEASE NOTE
       YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OR IF YOU PLAN TO ATTEND BUT DESIRE THE PROXY HOLDERS TO VOTE YOUR STOCK, PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES. STOCKHOLDERS ATTENDING THE MEETING
       MAY  WITHDRAW  THEIR PROXIES  AT ANY  TIME  PRIOR TO  THE EXERCISE
       THEREOF.

               THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND
                    PROMPT RETURN OF THE ACCOMPANYING PROXY.
                         A RETURN ENVELOPE IS ENCLOSED.

                                PROXY STATEMENT
                                       OF
                            FIRST BANK SYSTEM, INC.

                                      [LOGO]
                                FIRST BANK PLACE
                            601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 973-1111

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    The accompanying proxy is solicited on behalf of the Board of Directors for use at the Company's Annual Meeting of Stockholders to be held on April 26, 1995, and at any adjournments thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, special communications or in person but will receive no special compensation for such services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the owners of the stock in accordance with the New York Stock Exchange schedule of charges. The Company has engaged Morrow & Co., Inc. to assist in proxy solicitation for a fee not to exceed $15,000 plus out-of-pocket expenses. This proxy statement and the accompanying proxy are being first mailed to stockholders on or about March 20, 1995.

VOTING, EXECUTION AND REVOCATION OF PROXIES

    Only stockholders of record at the close of business on March 3, 1995, the record date for the meeting, will be entitled to receive notice of and to vote at the meeting. As of that date there were 133,374,350 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. Each share is entitled to one vote.

    When stock is registered in the name of more than one person, each such person should sign the proxy. If the stockholder is a corporation, the proxy should be signed in its corporate name by an executive or other authorized officer. If a proxy is signed as an attorney, executor, administrator, trustee, guardian, or in any other representative capacity, the signer's full title should be given.

    If a proxy is properly executed and returned in the form enclosed, it will be voted at the meeting as follows, unless otherwise specified by the stockholder in the proxy: (i) in favor of the election as directors of all the nominees listed herein; (ii) in favor of the proposal to amend the Company's 1991 Stock Incentive Plan; (iii) in favor of the proposal to approve the Company's 1995 Executive Incentive Plan; (iv) in favor of the selection of Ernst & Young LLP as independent auditors of the Company; and (v) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. A proxy may be revoked by the stockholder prior to exercise.

    If an executed proxy card is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

ANNUAL REPORT

    The 1994 First Bank System Annual Report to Shareholders and Annual Report on Form 10-K, including financial statements for the year ended December 31, 1994, accompanies this Proxy Statement.

PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of February 10, 1995, with respect to shares of the Company's Common Stock which are held by the only persons known to the Company to be beneficial owners of more than 5% of such stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                                                  COMMON STOCK
                                                                               BENEFICIALLY OWNED
                                                                           ---------------------------
                           NAME OF STOCKHOLDER                             NO. OF SHARES    PERCENT
- -------------------------------------------------------------------------  -------------  ------------
Corporate Partners, L.P. and ............................................     9,440,000          7.0%
  The State Board of Administration of Florida (1)
  One Rockefeller Center
  New York, New York 10020

- ---------
(1) Corporate Advisors, L.P., the general partner of Corporate Partners, L.P. and the investment manager to The State Board of Administration of Florida, holds sole investment and voting power with respect to all of the reported shares. A representative of Corporate Advisors, L.P. is entitled to attend meetings of the Company's Board of Directors and its Committees. The State Board of Administration of Florida also holds sole investment and voting power with respect to an additional 3,641,170 shares of Common Stock, of which 2,160,000 shares were purchased at the time Corporate Partners, L.P. made its purchase.

                           MATTERS SUBMITTED TO VOTE

    Following is a discussion of the matters to be presented at the meeting:

                            I. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    The Bylaws of the Company provide for a Board of Directors consisting of 17 members. Commencing with the election of directors at the annual meeting of stockholders in 1986, the directors were divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the Class I directors will expire at the annual meeting in 1996, the term of the Class II directors will expire at the annual meeting in 1997, and the term of office of the Class III directors will expire at the annual meeting in 1995. At each annual election of directors, the directors chosen to succeed those whose terms have then expired shall be identified as being of that class which results in the even distribution of membership among the three classes.

    Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen.

    It is intended that proxies accompanying this Statement will be voted at the 1995 meeting for the election to the Board of Directors of the nominees named. Class III directors are to be elected at the 1995 Annual Meeting for a three-year term expiring at the annual meeting in 1998 and until their successors are elected. Nominees for Class III directors are John F. Grundhofer, Delbert W. Johnson, John H. Kareken and Kenneth A. Macke. All of these nominees are presently serving as Class III directors. If any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

    All current directors were previously elected directors by the Company's stockholders except Delbert W. Johnson and Norman M. Jones, who were elected by action of the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEES

    During 1994, the Board of Directors of the Company held eight regular meetings and two special meetings. The Board has established the following regular committees to perform their assigned functions: Audit Committee, Credit Policy and Community Responsibility Committee, Compensation and Human Resources Committee, Finance Committee and Governance Committee. During the past year, the Audit Committee met 5 times, the Credit Policy and Community Responsibility Committee met 4 times, the Compensation and Human Resources Committee met 8 times, the Finance Committee met 4 times and the Governance Committee met 7 times. Incumbent directors' attendance at Board and Committee meetings averaged 79% during 1994. Each incumbent member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees of which such director was a member, with the exception of Directors Bloomfield, Renier, and Schroeder.

    The members of the Audit Committee are directors Schall (Chairperson), Hale, Johnson, Petry, Robinson and Schroeder. The Audit Committee is charged with reviewing the annual audit plan for the Company and the results of procedures performed pursuant to that plan. The Audit Committee reviews the independence, professional capability and fees of the Company's independent auditors and recommends the engagement or discharge of such auditors to the Board of Directors. The Audit Committee also reviews certain publicly disseminated financial information.

    The members of the Credit Policy and Community Responsibility Committee are directors Hale (Chairperson), Grundhofer, Kareken, Nelson, Nicholson, Phillips and Schall. The Credit Policy and Community Responsibility Committee reviews lending and credit administration policies, practices and controls for the Company. The Committee reviews loan quality trends and summaries of credit examination reports and reviews and approves the adequacy of the Company's allowance for credit losses. The Committee also has oversight responsibility for the Company's policy and performance under the Community Reinvestment Act.

    The members of the Finance Committee are directors Richey (Chairperson), Bloomfield, Grundhofer, Kareken, Knowlton, Phillips and Renier. The Finance Committee reviews and approves asset and liability management policies for the enterprise regarding interest rate sensitivity management, liquidity position and contingency plans, investment portfolio strategy and capital structure. The Committee monitors activities relative to established guidelines, reviews and recommends authorizations regarding the sale and issuance and repurchase of debt and equity securities and reviews other actions regarding financial aspects of the Company.

    The members of the Compensation and Human Resources Committee are directors Macke (Chairperson), Bloomfield, Nelson, Renier, Richey and Robinson. The Compensation and Human Resources Committee is charged with oversight responsibility for management's performance, adequacy and effectiveness of compensation and benefit plans, corporate-wide staffing needs and management succession plans. In addition, the Compensation and Human Resources Committee makes recommendations to the Board of Directors regarding remuneration arrangements for senior management and directors, adoption of employee compensation and benefit plans, and the administration of such plans, including the granting of stock options or other benefits.

    Members of the Governance Committee are directors Schall (Chairperson), Grundhofer, Hale, Macke and Richey. The Committee serves as a forum for ideas and suggestions to improve the quality of stewardship provided by the Board of Directors. The Committee also focuses on Board development and succession, assisting the Board by identifying, attracting and recommending candidates for Board membership, and administering the Director retirement policy. The Committee recommends to the Board of Directors those persons whom it believes should be nominees for election as directors. The Committee will consider qualified nominees recommended by stockholders. Any such recommendation for the 1996 election of directors should be submitted in writing to the Secretary of the Company no later than 90 days in advance of the 1996 Annual Meeting of Stockholders.

Such recommendation must include information specified in the Company's Bylaws which will enable the Governance Committee to evaluate the qualifications of the recommended nominee.

    Directors who are not employees of the Company receive an annual retainer of $20,000, with the exception of the Chairperson of the Audit Committee who receives an annual retainer of $21,000, plus $1,000 for each meeting of the Board attended. In addition, non-employee Committee Chairpersons receive $2,000 and non-employee directors receive $1,000 for each Committee meeting attended.

    On February 18, 1987, the Company adopted a Director Retirement and Death Benefit Plan which provides for payments to directors of the Company after they cease to be directors. The Plan was amended and restated effective May 15, 1991, and amended February 15, 1995 to conform to Board policy regarding suggested retirement age. Plan benefits are payable to persons who have completed 60 months of service as a director. Benefits accrue in the amount of the annual retainer in effect on the date a director's service terminates times the number of years of service, not to exceed 10 years. Benefits are paid in annual installments over a 10 year period or, in the event of the director's death, a lump sum payment may be made. If a director's service terminates after the director attains the age of 67, however, and the 10 installments have been paid prior to the director's death, annual payments equal to the installment amount are made through the time of the director's death. In the event of a change of control of the Company, benefits payable under the Plan will be paid in a lump sum within 30 days thereof.

    Directors are offered the opportunity to defer all or a part of their director compensation in accordance with the terms of the Deferred Compensation Plan for Directors. Under such Plan, a director may defer all retainer and meeting fees until such time as the director ceases to be a member of the Board. In the event of a change of control of the Company, the Plan will terminate and all deferred amounts will be paid in a lump sum within 30 days thereof.

    Directors may also elect to use their director compensation to purchase shares of the Company's Common Stock through the First Bank System, Inc. Employee Stock Purchase Plan, in accordance with substantially the same terms and conditions as apply to employees, with certain exceptions. Directors may purchase shares of Common Stock with all or any portion of the fees earned as a director of the Company. Each non-employee director is required to make a single election to participate in the Employee Stock Purchase Plan with respect to all or a designated portion of his or her director fees, which election is irrevocable for as long as such person is a non-employee director. The purchase price is determined by the Compensation and Human Resources Committee but may be no less than the lower of (a) 85% of the fair market value of the Company's Common Stock on the first day of the purchase period or (b) 85% of the fair market value of the Company's Common Stock on the last day of the purchase period. On the last business day of the purchase period, each participant receives the largest number of whole shares of the Company's Common Stock that can be purchased with the participant's accumulated deductions at the established purchase price.

    Under the Company's 1991 Stock Incentive Plan, each non-employee Director of the Company receives options to purchase 2,500 shares of the Company's Common Stock upon first election to the Board of Directors and, thereafter, options to purchase 1,000 shares of the Company's Common Stock on the date of each Annual Meeting of Stockholders if such Director's term of office continues after such grant date. Such options have a per share exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. See "Proposal to Amend the Company's 1991 Stock Incentive Plan" below for more information regarding such options and proposed amendments relating thereto.

    As required by the merger agreement relating to the Company's acquisition of Metropolitan Financial Corporation, the Company entered into a consulting agreement with Norman M. Jones dated January 23, 1995 engaging Mr. Jones for a three-year period as an independent consultant to assist the Company in identifying and contacting, on behalf of the Company, potential financial institution acquisition candidates as requested from time to time by the Company. The agreement further provides that the Company is required to use its best efforts to secure the election of Mr. Jones to the Company's Board of Directors for a term of at least three years and to appoint Mr. Jones as Chairman of the Board of Directors of First Bank, fsb, a subsidiary of the Company, for at least three years. The agreement provides that Mr. Jones will be paid total compensation equal to $200,000 annually for such services, including his service as a director of the Company.

INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

    There is shown below for each nominee for election as a director and for each other person whose term of office as a director will continue through or after the meeting, as reported to the Company, the individual's name, age and principal occupation; his or her position, if any, with the Company; his or her period of service as a director of the Company and other directorships held.

CLASS I DIRECTORS--WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING

- -------------------------------------------------------------------------------
[PHOTO]
                 ROGER L. HALE, 60                         Director Since  1987
                 Mr.  Hale is President and Chief Executive Officer of TENNANT,
                 a Minneapolis-based manufacturer of industrial and  commercial floor maintenance equipment and products. He joined TENNANT in
                 1961 and was appointed Assistant to the President in 1963. Mr.
                 Hale  was elected  Vice President  in 1968  and, in  1975, was elected President and Chief Operating Officer. He was  elected
                 Chief Executive Officer in 1976. Mr. Hale serves as a director of  TENNANT  and  Dayton  Hudson  Corporation.  His  community activities include  Chairman of  the Minneapolis  Neighborhood
                 Employment  Network  and  Chairman of  the  Minnesota Business
                 Partnership. He serves as Chairperson of the Credit Policy and
                 Community Responsibility  Committee and  is  a member  of  the
                 Audit Committee and the Governance Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 RICHARD  L. KNOWLTON, 62                   Director Since 1992
                 Mr.  Knowlton  is  Chairman  of  the  Board  of  Hormel  Foods
                 Corporation,  a meat  and food  processing company.  He joined
                 Hormel in  1948 and  has held  numerous positions  within  the company,  including Sales Manager, Vice President--Operations,
                 President and Chief Operating Officer, and Chairman and  Chief
                 Executive  Officer. In addition to his membership on the Board of Directors of Hormel Foods Corporation, Mr. Knowlton  serves as  a Director of NWNL Companies,  Inc. and Supervalu, Inc. He
                 is also a Director of  the University of Colorado  Foundation, the  Mayo Foundation,  the Hormel  Foundation and  the Horatio
                 Alger  Association.  Mr.  Knowlton   serves  on  the   Finance
                 Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 EDWARD  J. PHILLIPS, 50                    Director Since 1988
                 Mr. Phillips  is  Chairman  and  Chief  Executive  Officer  of
                 Phillips Beverage Company, Minneapolis, Minnesota, an importer and  marketer  of  distilled spirits.  Mr.  Phillips  has been associated with Phillips Beverage  Company since 1969,  having previously  served as  its President  during its  ownership by
                 Alco  Standard  Corporation.  Mr.  Phillips  is  an   advisory
                 director  of First Trust National Association, a trust company subsidiary of the  Company. His  community activities  include serving  as Vice  Chairman and  Director of Metropolitan-Mount
                 Sinai Foundation,  Director  of  Amicus and  Director  of  the
                 Phillips  Eye Institute. He serves  on the Boards of Venturian
                 Corporation and  Weisman  Enterprises,  Inc. He  serves  as  a member  of  the Finance  Committee and  the Credit  Policy and
                 Community Responsibility Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 JAMES J. RENIER, 65                       Director Since  1986
                 Dr. Renier is the retired Chairman and Chief Executive Officer of  Honeywell Inc.,  Minneapolis, Minnesota,  an international controls manufacturer. He joined Honeywell in 1956 as a senior research scientist and was elected Chief Executive Officer  in
                 1987. He retired in 1994. In addition to his membership on the
                 Board  of Directors of Honeywell Inc.,  Dr. Renier serves as a director of The NWNL  Companies, Inc., Deluxe Corporation  and
                 North  Memorial Medical Center. He is a member of the Board of
                 Trustees of  the  University  of  St.  Thomas,  the  Board  of
                 Overseers,  Curtis L. Carlson School of Management, University
                 of Minnesota, the  Iowa State University  Foundation Board  of
                 Governors  and the  Board of  Governors of  the United  Way of
                 America and  the United  Way of  Minneapolis. He  serves as  a member of the Finance Committee and the Compensation and Human
                 Resources Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 RICHARD  L. SCHALL, 65                     Director Since 1987
                 Mr. Schall is the retired Vice Chairman of the Board and Chief
                 Administrative  Officer  of   Dayton  Hudson  Corporation,   a
                 diversified  retail company. He retired from active employment in February 1985. Mr. Schall is a director of Medtronic, Inc.,
                 Space Center Company, CTL Credit  Inc. and Ecolab, Inc. He  is
                 also  a member of the Boards of the Santa Barbara City College
                 Foundation, SEE International and Las Positas Park Foundation.
                 He currently  serves as  Chairperson of  the Audit  Committee,
                 Chairperson  of the Governance  Committee, and is  a member of the Credit Policy and Community Responsibility Committee.

CLASS II DIRECTORS--WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

- -------------------------------------------------------------------------------
[PHOTO]
                 NORMAN M. JONES, 64                       Director Since  1995
                 Mr.  Jones serves as Chairman of the Board of First Bank, fsb, formerly  known  as  Metropolitan  Federal  Bank,  the  thrift subsidiary  of the Company. Prior to the Company's acquisition of Metropolitan Financial  Corporation in  January, 1995,  Mr.
                 Jones   served   as   Chairman   of   Metropolitan   Financial
                 Corporation. He was employed by that company from 1952 through
                 January, 1995 in various  capacities including Vice  President and  Secretary,  President, and  Chief Executive  Officer. Mr.
                 Jones also serves  as Chairman of  the SAIF Industry  Advisory
                 Committee,  as a Director of  the S & L  Computer Trust of Des
                 Moines, as a national Director of Lutheran Hospitals and Homes
                 Society and as the Chairman of Lutheran Health Systems.

- -------------------------------------------------------------------------------
[PHOTO]
                 MARILYN C. NELSON, 55                     Director Since  1978
                 Mrs.  Nelson serves as Vice Chairman,  a director and a member of the  Executive  Committee  of the  Board  of  Directors  of
                 Carlson   Holdings,  Inc.,  the   parent  company  of  Carlson
                 Companies, Inc.,  Minneapolis, Minnesota.  Carlson  Companies,
                 Inc.  is a diversified hotel, restaurant, travel and sales and business incentives company. She was elected as a director  of the  Carlson Companies, Inc. in  1978. Mrs. Nelson also serves as a director of Exxon Corporation  and U S WEST Inc., and  is the  owner and serves  as Chair of the  Citizens State Bank of
                 Waterville,  Minnesota  and   the  Citizens   State  Bank   of
                 Montgomery,   Minnesota.  Mrs.  Nelson  is  a  member  of  the
                 Compensation and  Human  Resources Committee  and  the  Credit
                 Policy and Community Responsibility Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 S.  WALTER RICHEY, 59                      Director Since 1990
                 Mr. Richey is President and  Chief Executive Officer of  Space
                 Center  Company, a company involved  in real estate management and development,  public warehousing  and financial  services, located  in St.  Paul, Minnesota.  In 1973,  Mr. Richey joined
                 Space  Center  and   has  served  that   company  in   various
                 capacities,  including as President  of the Financial Services
                 Division and  as a  member of  the parent  company's board  of directors. He was elected to his present position in 1978. Mr.
                 Richey   also  serves  on  the   Board  of  Directors  of  BMC
                 Industries, Inc., Donaldson Company,  Inc. and as an  advisory
                 director   of   Liberty  Mutual   Insurance.  Mr.   Richey  is
                 Chairperson of the Finance  Committee and is  a member of  the
                 Governance  Committee and the Compensation and Human Resources
                 Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 RICHARD L. ROBINSON, 65                   Director Since  1993
                 Since  1975,  Mr. Robinson  has  been the  Chairman  and Chief
                 Executive Officer of Robinson Dairy, Inc. in Denver, Colorado.
                 Prior to  that  time, he  served  in various  capacities  with
                 Roberts  Dairy  Company  and  Roberts  Foods,  Inc.  in Omaha,
                 Nebraska. He  was  a  director of  Bank  Western  and  Western
                 Capital  Investment Corporation  prior to  the merger  of WCIC
                 into  Central  Bancorporation,  Inc.,  an  affiliate  of   the
                 Company.  Mr. Robinson is a director of Asset Investors, Inc., past Chairman of the Greater Denver Chamber of Commerce,  past
                 Chairman  of the  Denver Area Council--Boy  Scouts of America,
                 past Chairman  of the  Mountain States  Employers Council  and
                 serves  as  a director  of  numerous civic  organizations. Mr.
                 Robinson  is  a  member  of   the  Audit  Committee  and   the
                 Compensation and Human Resources Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 LYLE  E. SCHROEDER, 60                     Director Since 1988
                 Mr. Schroeder  is President  and  Chief Executive  Officer  of
                 Sioux Valley Hospital, Sioux Falls, South Dakota, a non-profit regional  tertiary  care  hospital.  Mr.  Schroeder  has  been associated with  Sioux  Valley  Hospital since  1960  and  was elected to his present position in 1975. He has been active in numerous  civic and professional  activities including serving as a Trustee of American  Hospital Association, a Director  of
                 IA/SD  Blue Cross, a Director  of Family Practice Center, Inc.
                 and General Campaign Chairman, Sioux Empire United Way. He  is
                 a member of the Audit Committee.

CLASS III DIRECTORS--NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 1998 ANNUAL MEETING

- -------------------------------------------------------------------------------
[PHOTO]
                 JOHN  F. GRUNDHOFER, 56                    Director Since 1990
                 Mr. Grundhofer  is  Chairman, President  and  Chief  Executive
                 Officer  of  the  Company.  Prior to  joining  the  Company on
                 January 31, 1990, Mr. Grundhofer  served as Vice Chairman  and
                 Senior  Executive Officer  for Southern  California with Wells
                 Fargo Bank. He joined  Wells Fargo in  1978 as Executive  Vice
                 President  of  the  Southern  California  Area  Retail Banking
                 Group, was named  Executive Vice President  and Group Head  of the  Commercial  Banking Group  in  1980 and  Senior Executive
                 Officer with  responsibility  for  middle  market  lending  in
                 Southern California in 1984. Prior to joining Wells Fargo, Mr.
                 Grundhofer spent 18 years with Union Bank in California. He is
                 President  of  the  Minnesota Business  Partnership  and  is a
                 trustee of Minnesota  Mutual Life Insurance  Company. He is  a
                 member  of the  Bankers Roundtable,  and a  director of Irvine
                 Apartment Communities, the Minneapolis  Institute of Art,  and
                 the  United Way, Minneapolis area.  Mr. Grundhofer is a member of the Credit Policy  and Community Responsibility  Committee,
                 the Governance Committee and the Finance Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 DELBERT  W. JOHNSON, 55                    Director Since 1994
                 Mr. Johnson is Chairman, President and Chief Executive Officer
                 of Pioneer  Metal  Finishing  Co.,  a  division  of  Safeguard
                 Scientifics  Inc.  and  one  of  the  largest  metal finishing companies in the United States. He joined the company in  1965 and  was elected  to his present  position in  1978. From 1987 through 1993, Mr. Johnson served on the board of directors  of the  Federal  Reserve Bank  of Minneapolis  and, in  1991, was
                 named chairman.  He serves  on the  Board of  Trustees of  St.
                 Thomas University, the Advisory Board of Hospitality House and
                 Turning  Point, Inc.  and as  Chairperson of  Minnesota United
                 Negro College Fund  Corporate Gifts. Mr.  Johnson serves as  a director of Ault Inc., TENNANT, and Safeguard Scientifics Inc.
                 He serves as a member of the Audit Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 JOHN  H. KAREKEN, 66                       Director Since 1984
                 Dr. Kareken is a Professor of Banking and Finance and Chairman
                 of the  Department of  Finance, Curtis  L. Carlson  School  of
                 Management,  University  of  Minnesota.  After  receiving  his doctorate in economics in 1956,  he joined the faculty of  the
                 University  of Minnesota  as Assistant  Professor of Economics
                 and was named an Associate  Professor in 1959 and a  Professor in  1963. In  1981, Dr.  Kareken was  appointed to  an endowed chair and became Minnesota Professor of Banking and Finance in the Curtis L. Carlson School of Management. Dr. Kareken is  an
                 advisory director of First Trust National Association, a trust company  subsidiary of the Company.  Dr. Kareken is affiliated with a number of professional  and educational groups and  has served  as a consultant to  various corporate and governmental organizations. He serves as a member of the Credit Policy  and
                 Community Responsibility Committee and the Finance Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 KENNETH  A. MACKE, 56                      Director Since 1985
                 Mr. Macke is the retired Chairman and Chief Executive  Officer
                 of   Dayton  Hudson  Corporation,  Minneapolis,  Minnesota,  a
                 diversified  retail   company.   He   joined   Dayton   Hudson
                 Corporation  in 1961 and had been continuously employed by the company until June,  1994. Mr.  Macke served  as President  of
                 Dayton  Hudson Corporation from 1981 to  1984. In 1982, he was
                 elected  Chief  Operating  Officer   and  was  elected   Chief
                 Executive  Officer  in 1983.  In 1984,  Mr. Macke  was elected
                 Chairman of the Board of the company. He is also a director of
                 Unisys Corporation and General Mills, Inc. Mr. Macke serves as
                 Chairperson of the Compensation and Human Resources  Committee
                 and as a member of the Governance Committee.

    The following individuals served as Directors of the Company during 1994 and are expected to retire at the 1995 Annual Meeting of Stockholders:

- -------------------------------------------------------------------------------
[PHOTO]
                 COLEMAN  BLOOMFIELD, 68                    Director Since 1984
                 Mr. Bloomfield is  Chairman of the  Board of Minnesota  Mutual
                 Life  Insurance Company,  St. Paul,  Minnesota. He  joined the insurance company in 1952 and was elected President and  Chief
                 Executive  Officer in 1970.  He serves as  director of the St.
                 Paul United  Way, the  Minnesota Orchestra  and the  St.  Paul
                 Chamber  Orchestra.  He is  a member  of the  Compensation and
                 Human Resources Committee and the Finance Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 NICHOLAS R. PETRY, 76                     Director Since  1993
                 Mr.   Petry  has  been  President  of  The  Petry  Company,  a
                 diversified operations and investment  company since 1986  and is  a Managing Partner  of N.G. Petry  Construction Company, a
                 general contractor/management company. He  is Chairman of  the
                 National  Western Stock Show and Managing Partner of Mill Iron
                 Ranches in Saratoga, Wyoming. He is Director Emeritus of Eaton
                 Corp., Public  Service Company  of  Colorado, UAL  Corp.,  and
                 Westin Hotels. He is a Director of Pogo Producing Company. Mr.
                 Petry is a member of the Audit Committee.

- -------------------------------------------------------------------------------
[PHOTO]
                 WILL  F. NICHOLSON, JR., 65                Director Since 1993
                 Mr. Nicholson has been the Chairman of Rocky Mountain BankCard
                 System, Inc., an affiliate of the Company since January, 1995.
                 Through  December  31,  1994,  he  served  as  the   Chairman,
                 President  and  Chief Executive  Officer of  Colorado National
                 Bankshares, Inc., a bank  holding company affiliated with  the
                 Company.  He joined  Colorado National  Bankshares in  1970 as
                 Senior Vice  President,  became  President  in  1975  and  was promoted to Chairman, President and Chief Executive Officer in
                 1985.  Mr. Nicholson serves as a  director and Chairman of the
                 Board  of  Visa  USA,  Inc.,   and  as  a  director  of   Visa
                 International,  the  Bankers  Roundtable,  the  Public Service
                 Company of Colorado and  HealthONE. He is  also a director  of
                 the   Greater  Denver   Chamber  of   Commerce,  the  Colorado
                 Association of Commerce and Industry  and the U.S. Chamber  of
                 Commerce.  Mr. Nicholson is a member  of the Credit Policy and
                 Community Responsibility Committee.

         II.  PROPOSAL TO AMEND THE COMPANY'S 1991 STOCK INCENTIVE PLAN

    In February 1995, the Board of Directors adopted an amendment to the First Bank System, Inc. 1991 Stock Incentive Plan (the "1991 Plan"), subject to stockholder approval, to provide for an increase in the number of shares of Company Common Stock subject to stock options automatically granted as of the date of each Annual Meeting of Stockholders to Non-Employee Directors. Additionally, the Board of Directors approved an amendment to the 1991 Plan providing for the grant of "reload" options to members of the Board of Directors who are not also employees of the Company ("Non-Employee Directors"), pursuant to which such directors would receive an option to purchase that number of shares of Company Common Stock equal to the number of shares of Company Common Stock tendered as payment upon the exercise of the option to which such reload option relates. The amendment relating to reload options for Non-Employee Directors is subject to stockholder approval, and is further subject to receipt by the Company of an interpretive letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the Company to the effect that the grant of such reload options will not cause any such Non-Employee Director to lose his or her status as a "disinterested person" under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act"). Such amendments are discussed more fully below.

    Management of the Company believes that stock option grants to Non-Employee Directors have made a significant contribution to the success of the Company in attracting, motivating and retaining skilled Directors, and that the proposed amendments will further enhance its success in that regard.

INCREASE IN OPTION GRANT TO NON-EMPLOYEE DIRECTORS.

    Pursuant to an amendment effective on April 21, 1993, each Non-Employee Director serving on the Board of Directors on such date was granted an option to purchase 2,500 shares of Company Common Stock. Each Non-Employee Director first elected to the Board of Directors after April 21, 1993 and during the term of the 1991 Plan receives a grant, as of the date of such election, of an option to purchase 2,500 shares of Company Common Stock. After the initial grant to each Non-Employee Director as set forth above, each such Director is granted an option to purchase 1,000 shares of Company Common Stock as of the date of each Annual Meeting of Stockholders during the term of the 1991 Plan if such Director's term of office continues after such grant date. The proposed amendment provides that the number of shares of Company Common Stock subject to such annual grant following the initial grant to each Non-Employee Director be increased from 1,000 shares to 1,500 shares, commencing with grants made on the date of the 1995 Annual Meeting of Stockholders. All of the options granted or proposed to be granted to Non-Employee Directors pursuant to the foregoing provisions are options which do not qualify as incentive stock options.

    Each option granted to a Non-Employee Director as of the date of each Annual Meeting of Stockholders is exercisable in full as of the date of grant, has an exercise price per share equal to the fair market value of a share of Company Common Stock as of the date of grant and expires on the tenth anniversary of the date of grant.

    If the amendment relating to the increase in the number of shares of Company Common Stock to be granted to Non-Employee Directors as of the date of each Annual Meeting of Stockholders had been in effect in 1994, the 15 incumbent Non-Employee Directors as a group would have received options to purchase, in the aggregate, an additional 7,500 shares of Company Common Stock with an exercise price per share equal to the fair market value of a share of Company Common Stock as of the date of grant.

RELOAD OPTIONS TO NON-EMPLOYEE DIRECTORS.

    As proposed to be amended, the 1991 Plan would provide that each option granted upon first election of a Non-Employee Director or as of the date of the Company's Annual Meeting of Stockholders on or after the date of the Company's 1995 Annual Meeting of Stockholders shall include, and all outstanding options held by Non-Employee Directors under the 1991 Plan as of the date of the Company's 1995 Annual Meeting of Stockholders shall be deemed amended to include, a provision entitling the optionee to a further option (a "Non-Employee Director Reload Option") in the event the optionee exercises any such option, in whole or in part, by surrendering other shares of the Company's Common Stock in accordance with the 1991 Plan. Any such Non-Employee Director Reload Option (i) shall be for a number of Shares equal to the number of Shares surrendered as part or all of the exercise price of the option to which it relates; (ii) shall have an expiration date which is the same as the expiration date of the option to which it relates; and (iii) shall have an exercise price per share equal to the fair market value of a share of the Company's Common Stock on the date of exercise of the option to which it relates. A Non-Employee Director Reload Option may be "reloaded" under the same terms, provided that the original option to which such series of reload options relates may be reloaded a maximum of three times. Non-Employee Director Reload Options shall only be granted to a Director during such Director's term as a Non-Employee Director. Any such
Non-Employee Director Reload Option shall be subject to availability of sufficient shares for grant under the Plan. The amendment relating to reload options for Non-Employee Directors is subject to stockholder approval, and is further subject to receipt by the Company of an interpretive letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the Company to the effect that the grant of such reload options will not cause any such Non-Employee Director to lose his or her status as a "disinterested person" under Rule 16b-3 of the 1934 Act.

SUMMARY OF THE 1991 PLAN

    The following summary description of the 1991 Plan is qualified in its entirety by reference to the full text of the 1991 Plan, a copy of which may be obtained by the stockholders of the Company upon request directed to the Company's Corporate Secretary at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

    Any employee, officer, consultant or independent contractor of the Company and its affiliates is eligible to receive awards under the 1991 Plan. The 1991 Plan was approved by stockholders in April 1991. Amendments to the 1991 Plan providing for the grant of "reload" options and the automatic grant of options to Non-Employee Directors were approved by stockholders in April 1993. Further amendments were adopted in April 1994 relating to (i) an increase in available shares and accounting for shares under the 1991 Plan and
(ii) preserving the Company's tax deduction for certain awards pursuant to the provisions of the Omnibus Budget Reconciliation Act of 1993. The 1991 Plan terminates on April 23, 2001, and no awards may be made after that date. However, unless otherwise expressly provided in the 1991 Plan or an applicable award agreement, any award granted may extend beyond the end of such period.

    The 1991 Plan permits the granting of: (a) stock options, including "incentive stock options" ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not meet such requirements ("Nonqualified Stock Options"), (b) stock appreciation rights ("SARs"), (c) restricted stock and restricted stock units, (d) performance awards, (e) dividend equivalents, and
(f) other awards valued in whole or in part by reference to or otherwise based upon the Company's stock ("other stock-based awards"). The 1991 Plan is administered by a committee of the Board of Directors consisting exclusively of three or more Non-Employee Directors (the "Committee"), with the exception of the provision for automatic grants of stock options to Non-Employee Directors, which is administered by the Board of Directors. The Committee has the authority to establish rules for the administration of the 1991 Plan; to select the individuals to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing cash dividends in connection with any deferred award of shares of Common Stock. Determinations and interpretations with respect to the 1991 Plan are at the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not subject to Section 16(b) of the 1934 Act.

    Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option, SAR or right. Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the 1991 Plan are made in accordance with methods and procedures established by the Committee. For purposes of the 1991 Plan, the fair market value of shares of Common Stock on a given date is the closing price of the shares as reported on the New York Stock Exchange on such date, if the shares are then quoted on the New York Stock Exchange.

    The 1991 Plan provides that the Committee may grant reload options, separately or together with another option, and may establish the terms and conditions of such reload options. Pursuant to a reload option, the optionee would be granted a new option to purchase the number of shares not exceeding the sum of (i) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such reload option relates and (ii) the number of shares of the Company's Common Stock tendered as payment of the amount to be withheld under income tax laws in connection with the exercise of the option to which such reload option relates. Reload options may be granted with respect to options granted under the 1991 Plan, the 1987 Stock Option Plan or any other stock option plan of the Company, and may be granted in connection with any option granted under the 1991 Plan at the time of such grant.

    The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

    The holder of restricted stock may have all of the rights of a stockholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holders employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

    Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish. A performance award granted under the 1991 Plan may be denominated or payable in cash, shares of Common Stock or restricted stock. Dividend equivalents entitle the holder thereof to receive payments (in cash or shares, as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

    The Committee is also authorized to establish the terms and conditions of other stock-based awards.

    Non-Employee Directors receive Nonqualified Stock Options to purchase 2,500 shares of the Company's Common Stock upon election to the Board of Directors and during the term of the 1991 Plan will be granted, as of the date of the each Annual Meeting of Stockholders, if such directors term of office continues after such date, an option to purchase 1,000 shares of Common Stock. Such options are exercisable in full as of the date of grant, expire on the tenth anniversary of the date of grant and have an exercise price equal to the fair market value of the shares of Common Stock as of the date of grant. See "Increase in Option Grant to Non-Employee Directors" and "Reload Options to Non-Employee Directors" above for information regarding the effect of the proposed amendments on Non-Employee Director options.

    No award granted under the 1991 Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution. Each award is exercisable, during such individuals lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

    If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards are available for future awards under the 1991 Plan. In addition, any shares that are used by a 1991 Plan participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with satisfaction of tax obligations relating to an award in accordance with the provisions relating to tax withholding under the 1991 Plan, shall again be available for granting awards to persons who are not officers or directors of the Company for purposes of Section 16 of the 1934 Act. Notwithstanding the foregoing, the total number of shares of Common Stock that may be purchased upon exercise of Incentive Stock Options granted under the 1991 Plan (subject to adjustment as described below) may not exceed 3,000,000 shares. Except as otherwise provided under the procedures adopted by the Committee to avoid double counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted will be counted against the aggregate number of shares available for granting awards under the 1991 Plan. No person may be granted any award or awards, the value of which awards are based solely on an increase in the value of Company Common Stock after the date of grant of such awards, for more than 500,000 shares of Company Common Stock, in the aggregate, in any three calendar year period beginning with the period that commenced January 1, 1994 and ends December 31, 1996. As of March 1, 1995, there were approximately 1,591,000 shares available for granting of awards under the 1991 Plan.

    If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1991 Plan, the Committee may, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1991 Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the 1991 Plan into effect.

    The Board of Directors may amend, alter or discontinue the 1991 Plan at any time, provided that stockholder approval must be obtained for any change that
(i) absent such stockholder approval, would cause Rule 16b-3 as promulgated by the Securities and

Exchange Commission under the 1934 Act ("Rule 16b-3"), to become unavailable with respect to the 1991 Plan; (ii) requires the approval of the Company's stockholders under any rules or regulations of the National Association of Securities Dealers, Inc., the New York Stock Exchange, or any other securities exchange applicable to the Company; or (iii) requires the approval of the Company's stockholders under the Code in order to permit Incentive Stock Options to be granted under the 1991 Plan. Certain provisions relating to the automatic grant of stock options to Non-Employee Directors may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations thereunder.

    The closing price per share of the Company's Common Stock on March 1, 1995, as reported on the New York Stock Exchange, was $39.00.

    The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1991 Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

    With respect to other awards granted under the 1991 Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over
(ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

    Special rules may apply in the case of individuals subject to Section 16(b) of the 1934 Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

    Under the 1991 Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award of shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations. In addition, the Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voted at the meeting will be necessary for approval of the amendments to the 1991 Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1991 PLAN.

                    III.  PROPOSAL TO APPROVE THE COMPANY'S
                         1995 EXECUTIVE INCENTIVE PLAN

    On February 15, 1995, the Board of Directors, upon recommendation by the Compensation and Human Resources Committee of the Board of Directors, approved the First Bank System, Inc. 1995 Executive Incentive Plan (the "Incentive Plan"), and directed that it be submitted for approval by the stockholders of the Company at its 1995 Annual Meeting of Stockholders. The Incentive Plan shall be effective as of January 1, 1995, subject to its approval by the stockholders, and no benefits shall be issued pursuant to it until after stockholder approval.

    The Incentive Plan is an annual bonus plan designed to provide certain of the Company's executives with incentive compensation based upon the achievement of objective performance-based goals. The purposes of the Incentive Plan are to advance the interests of the Company and its stockholders by attracting and retaining key employees and by stimulating the efforts of those employees to contribute to the continued success and growth of the Company's business.

    Currently, under Section 162(m) of the Code, the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated employees of a publicly-held corporation is limited to $1 million per fiscal year. Certain types of compensation are exempted from this deduction limitation, including "qualified performance-based compensation." The Incentive Plan is designed so that awards under it can qualify as "qualified performance-based compensation" as defined in
Section 162(m) and certain Proposed Treasury Regulations promulgated thereunder. Since one of the requirements is stockholder approval of certain terms of a plan, the Company is submitting the Incentive Plan for stockholder approval in order to be able to take advantage of the exemption provided in Section 162(m).

SUMMARY OF THE INCENTIVE PLAN

    The following summary description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which may be obtained by the stockholders of the Company upon request directed to the Company's Corporate Secretary at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

    The Incentive Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors (the "Compensation Committee"), which shall consist of members appointed from time to time by the Board of Directors. Each member of the Compensation Committee shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act and, following the 1996 Annual Meeting of Stockholders of the Company, an "outside director" within the meaning of Section 162(m) of the Code. The Compensation Committee shall have full power and authority, subject to all the applicable provisions of the Incentive Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Incentive Plan, (b) construe, interpret and administer the Incentive Plan and any instrument or agreement relating to the Incentive Plan and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plan. Unless otherwise expressly provided in the Incentive Plan, each determination made and each action taken by the Compensation Committee pursuant to the Incentive Plan or any instrument or agreement relating to the Incentive Plan (x) shall be within the sole discretion of the Compensation Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, participants in the Incentive Plan, their legal representatives and beneficiaries and employees of the Company.

    Any executive officer of the Company who is also an "officer" within the meaning of Section 16(a) of the 1934 Act and who is designated by the Compensation Committee to participate in the Incentive Plan with respect to a given year shall be eligible to participate in the Incentive Plan in such year. The Company currently has 12 executive officers who are also considered to be "officers" within the meaning of Section 16(a) of the 1934 Act.

    On or before the 90th day of each year during the term of the Incentive Plan the Compensation Committee shall designate all participants in the Incentive Plan for that year and their "Target Awards" for that year. The Compensation Committee shall also establish for each participant for any such year (a) one or more objective "Performance Thresholds" (preestablished, objective performance goals which shall be based solely on the Company's "Return on Assets," as more fully defined in the Incentive Plan), including a minimum level of achievement, and (b) a corresponding "Maximum Award Percentage" for each Performance Threshold. Each "Target Award" will be a percentage, which may be greater or lesser than 100%. The "Maximum Award Percentage" will be a percentage, which may be greater or lesser than 100%, with respect to each year and with respect to each Performance Threshold.

    Following the close of each year and prior to payment of any amount under the Incentive Plan, the Compensation Committee must certify in writing (i) the Return on Assets for that year and (ii) the attainment of all other factors which are to be the basis for any payments to any participant for that year. In no event shall any participant receive any payment under the Incentive Plan unless the Return on Assets for the year is at least equal to the minimum level of achievement set by the Compensation Committee for that year. Provided that the minimum achievement levels are reached, each participant in the Incentive Plan shall then receive a bonus payment in an amount not greater than (a) that participant's annualized base salary, as determined by the Compensation Committee, as of the last day of the year in respect of which payments are being made, multiplied by (b) the participant's Target Award for that year, multiplied by (c) the participant's Maximum Award Percentage that corresponds to the Performance Threshold achieved by the Company for that year.

    The Compensation Committee shall retain sole and full discretion to reduce by any amount any incentive payment otherwise payable to any participant under the Incentive Plan. Except as otherwise provided by the Compensation Committee, no incentive payment under the Incentive Plan with respect to a year shall be paid or owed to a participant whose employment terminates prior to the last day of that year.

    No participant shall receive an Incentive Plan payment in excess of $1.5 million for any year.

    Participants and their beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under the Incentive Plan and benefits shall not be subject to seizure for payment of any debts or judgments against any participant or any beneficiary.

    The Compensation Committee may establish any policy or policies that it deems appropriate with respect to applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, including the establishment of policies to ensure that all applicable taxes, which are the sole and absolute responsibility of the participants, are withheld or collected from such participants.

    The provisions of the Incentive Plan shall not give any participant any right to be retained in the employment of the Company and, in the absence of any specific agreement to the contrary, the Incentive Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any participant's employment at any time. The Incentive Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any participant under the Incentive Plan shall be included for the purpose of computing such participant's compensation under any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

    The Compensation Committee may amend the Incentive Plan prospectively at any time and for any reason deemed sufficient by it and may likewise terminate or curtail the benefits of the Incentive Plan. The Compensation Committee may also correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan in the manner and to the extent it shall deem desirable to carry the Incentive Plan into effect.

    In determining whether payments to any participant in the Incentive Plan will be reduced, the Compensation Committee will consider those financial and individual performance factors that it determines to be appropriate. If the Incentive Plan had been in effect in 1994 and each executive officer of the Company who is also an "officer" within the meaning of Section 16(a) of the 1934 Act had been designated by the Compensation Committee to participate in the Incentive Plan, payments would have been consistent with those under the Company's existing bonus plan for executives. Thus, the persons named in the Summary Compensation Table below would have been awarded payments in the amounts set forth opposite their names in such table, and all executive officers as a group would have been awarded an aggregate of $3,820,000 for 1994 under the Incentive Plan if it had been in effect in 1994.

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voted at the meeting will be necessary for approval of the 1995 Executive Incentive Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 1995 EXECUTIVE INCENTIVE PLAN.

                          IV.  SELECTION OF AUDITORS.

    The Board of Directors of the Company has selected the firm of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1995 subject to the approval of the stockholders.

    Before the Audit Committee recommended to the full Board of Directors the appointment of Ernst & Young, it carefully considered the qualifications of Ernst & Young. This included a review of their performance in prior years as well as their reputation for integrity and competence in the fields of auditing and accounting. The Audit Committee has expressed its satisfaction with Ernst & Young in all these respects. Representatives of Ernst & Young will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions following the meeting. The proxies will vote in favor of approving this selection unless instruction to the contrary is indicated on the proxy form.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF ERNST & YOUNG AS AUDITORS.

                  OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

    The following table sets forth as of February 1, 1995 the beneficial ownership (as defined in the rules of the Securities and Exchange Commission) of the Company's Common Stock by individual directors and executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

                                                                SHARES
                                                             BENEFICIALLY
                                                               OWNED (1)
                                                          -------------------
Coleman Bloomfield......................................        11,916(2)
John F. Grundhofer......................................       542,601(2)(3)
Roger L. Hale...........................................        12,500(2)
Delbert W. Johnson......................................         4,765(2)
Norman M. Jones.........................................       422,725(4)
John H. Kareken.........................................         5,422(2)
Richard L. Knowlton.....................................        10,057(2)
Kenneth A. Macke........................................        16,131(2)(5)
Marilyn C. Nelson.......................................        34,135(2)(6)
Will F. Nicholson, Jr...................................       408,574(7)
Nicholas R. Petry.......................................       539,908(2)(8)
Edward J. Phillips......................................         5,129(2)
James J. Renier.........................................        14,668(2)
S. Walter Richey........................................        12,352(2)(9)
Richard L. Robinson.....................................        10,232(2)(10)
Richard L. Schall.......................................        23,106(2)
Lyle E. Schroeder.......................................        10,881(2)
Richard A. Zona.........................................       170,993(2)
Philip G. Heasley.......................................       162,044(2)
William F. Farley.......................................       128,199(2)
Daniel C. Rohr..........................................       126,535(2)
All Directors and Executive Officers
 as a Group (28 persons)................................     3,029,311(11)

- ---------
(1) No nominee, director or named executive officer owns beneficially more than 1% of the outstanding Common Stock of the Company and all directors and executive officers as a group own beneficially 2.2% of the outstanding Common Stock.

(2) Includes the following shares subject to options exercisable within 60 days: Mr. Bloomfield, 3,500 shares; Mr. Grundhofer, 350,628 shares; Mr. Hale, 3,500 shares; Mr. Johnson, 3,500, shares; Dr. Kareken, 3,500 shares; Mr. Knowlton, 3,500 shares; Mr. Macke, 3,500 shares; Ms. Nelson, 3,500 shares; Mr. Petry, 3,500 shares; Mr. Phillips, 3,500 shares; Dr. Renier, 3,500 shares; Mr. Richey, 3,500 shares; Mr. Robinson, 3,500 shares; Mr. Schall, 3,500 shares; Mr. Schroeder, 3,500 shares; Mr. Zona, 59,209 shares; Mr. Heasley, 43,341 shares; Mr. Farley, 51,100 shares; Mr. Rohr, 45,280 shares.

(3)  Includes 87,868 shares of Common Stock held in a family trust of which  Mr.
     Grundhofer is the trustee and 6,153 shares held in a foundation created by Mr. Grundhofer.

(4)  Includes 23,497 shares held by Mr. Jones' wife and 3,741 shares held by Mr.
     Jones' grandchildren.

(5)  Includes 500 shares held in trust for the benefit of Mr. Macke's children.

(6) Includes 29,979 shares held by two trusts of which Mrs. Nelson and members of her family are beneficiaries.

(7) Excludes 8,560 shares owned by Mr. Nicholson's wife in which shares he disclaims beneficial ownership.

(8)  Includes 499,257 shares held by two corporations affiliated with Mr. Petry.

(9)  Includes 100  shares  held by  Mr.  Richey's wife  through  her  Individual
     Retirement Account.

(10) Includes 129 shares held by a partnership of which Mr. Robinson is a general partner.

(11) Included in the shares listed for all directors and executive officers as a group are (i) shares of Common Stock of the Company owned by the Capital
     Accumulation Plan of the Company for the accounts of certain executive officers, totaling 29,153 shares; (ii)835,522 shares which are subject to options exercisable within 60 days by certain directors and executive officers, including those shares referred to in footnote 2 above; and
     (iii)298,257 shares of restricted stock issued to certain executive officers pursuant to the 1991 Stock Incentive Plan. All persons subject to
     Section 16 of the 1934 Act filed required reports in a timely manner disclosing transactions involving the Company's stock, with the exception of a purchase of 111 shares of the Company's Common Stock through various dividend reinvestment transactions by P. Heasley, an executive officer of the Company.

                             EXECUTIVE COMPENSATION
            Report of the Compensation and Human Resources Committee
                           on Executive Compensation

TO OUR STOCKHOLDERS:

    First Bank System, Inc.'s executive compensation philosophy emphasizes the Company's commitment to long-term growth in stockholder value. In general:

    TARGETED TOTAL COMPENSATION will be approximately 20 percent above the 50th percentile of a group of comparable banking companies. The premium in targeted pay over the 50th percentile will be primarily in the form of stock options.

    BASE SALARIES will be targeted approximately 20 percent below the 50th percentile of the comparator group to minimize fixed expense and emphasize the relationship of pay to performance.

    ANNUAL INCENTIVES will be targeted above the 50th percentile of the comparator group such that the total of targeted base salary plus targeted annual incentive will be equal to the 50th percentile.

    LONG-TERM AWARDS will be targeted above the 50th percentile of the comparator group and will be primarily in the form of stock options and, to a lesser extent, restricted stock.

Actual pay will be influenced by both competitive practice and the Compensation and Human Resources Committee's assessment of performance against several criteria, including measures of profitability, growth consistent with long-range strategy, risk management, the development and involvement of people, a continuing commitment to cultural diversity, and succession planning. No formal weightings have been assigned to these factors.

ROLE OF THE COMMITTEE

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee") seeks to maintain executive compensation policies which are consistent with the Company's strategic business objectives and values. In pursuing this goal, the Committee is guided by the following objectives:

    - A   significant  portion  of  senior  executives'  compensation  shall  be comprised of long-term, at-risk pay to focus management on the long-term interests of stockholders.

    - Executives' total compensation programs should emphasize pay that is dependent upon meeting performance goals to strengthen the relationship between pay and performance.

    - Components of pay which are at risk should contain equity-based pay opportunities to align executives' interests with those of stockholders.

    - Executive compensation should be competitive to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the success of the Company depends.

    The Committee is comprised of six non-employee directors. The Committee approves the design of executive compensation programs and assesses their effectiveness in supporting the Company's compensation objectives. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

    The Company obtains competitive market data from an independent compensation consultant comparing the Company's compensation practices to those of a group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparison purposes. This comparator group is comprised of companies in the banking industry which are comparable in size to the Company, based on assets, net income, number of employees and total market value. While the comparator group is not comprised of the same companies as the peer group index companies in the Performance Graph included on page 39, all of the comparator companies are included in the peer group index. We believe that the companies used for compensation comparisons are a representative cross section of the companies included in the peer group index.

ELEMENTS OF THE COMPENSATION PROGRAM

    The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives. In determining each component of compensation, the Committee considers an executive's total compensation package. Consistent with the Company's policy of aligning pay with performance, a greater portion of total targeted compensation is placed at risk than the total targeted compensation placed at risk by companies in the comparator group. In determining the total compensation package for executives, the Committee has considered the performance of the Company's Common Stock. In this regard, the Committee considers the performance of the Company's Common Stock in the approximately five years since the arrival of the current senior management team to be a favorable factor; however, no formal weighting has been assigned to this factor. The Performance Graph on page 39 includes the type of information considered by the Committee in this regard.

POLICY WITH RESPECT TO SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless the compensation is performance based. The Committee has carefully considered the potential impact of this new tax code provision on the Company and has concluded that it is in the Company's and stockholders' best interest to qualify certain of the Company's stock-based, long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of such long-term incentive payments. To this end, the Company in 1994 requested and received stockholder approval of modifications to the 1991 Stock Incentive Plan. The Committee has also concluded that it is in the Company's and stockholders' best interest to qualify future payments under terms of the 1995 Executive Incentive Plan as performance-based compensation within the meaning of the Code. Thus, the Company is requesting stockholder approval of the 1995 Executive Incentive Plan, as indicated on page 20.

BASE SALARIES

    Each executive's base salary is initially determined according to competitive pay practices, his or her level of responsibility, prior experience and breadth of knowledge, as well as internal equity issues. The Committee uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on the Committee's subjective assessment of each executive's performance, as well as the factors described above. In 1994, base salaries were below the 50th percentile market level of the comparator group. This is consistent with the Company's strategic objectives.

    Each year, Mr. Grundhofer prepares a written self-appraisal of his performance which is presented to the Board of Directors. Each director is invited to comment on Mr. Grundhofer's report and the Committee chairperson prepares a formal response which serves as Mr. Grundhofer's appraisal. The Committee recommends to the full Board Mr. Grundhofer's salary for the coming year, and his base salary is adjusted accordingly. In determining Mr. Grundhofer's base salary adjustment, the Committee considers Mr. Grundhofer's execution of his overall responsibility for the Company's financial performance, long-range strategy, capital allocation, and management selection, retention, and succession. However, formal weightings have not been assigned to these factors.

    Pursuant to an employment agreement between Mr. Grundhofer and the Company, Mr. Grundhofer received an annual base salary of $600,000 from March 1, 1993 through November 30, 1994. Mr. Grundhofer's annual base salary was raised by $20,000 to $620,000 effective December 1, 1994. This increase in base salary is reflected in the employment agreement between Mr. Grundhofer and the Company which became effective in January, 1995 (see "Employment Contracts" following this report). Mr. Grundhofer's performance and market practices support a higher base salary; however, consistent with the Company's philosophy, the increase was limited to 3 percent in order to position Mr. Grundhofer's base salary below the 50th percentile.

    Also, Mr. Grundhofer's employment agreement provides for certain payments in respect of payments and benefits forfeited by him upon termination of his previous employment. The amounts and conditions for receipt of such payments were established in Mr. Grundhofer's original employment agreement with the Company entered into in January 1990, and such payments were not a factor considered by the Committee in determining his 1994 compensation.

ANNUAL INCENTIVES

    The Company provides  annual incentives  to executives  under the  Executive
Incentive Plan. Annual incentives are intended to promote the Company's pay-for-performance philosophy by providing executives with annual cash bonus opportunities for achieving corporate, business unit and individual performance goals. No formal weightings are assigned to these performance goals.

    Eligible executives are assigned target and maximum bonus levels, determined as a percentage of base salary. The Committee sets the target bonus awards at a level which, together with the amount of targeted base pay, provides total direct compensation which is approximately equal to the 50th percentile level among the Company's compensation comparator companies for total direct compensation. The Committee considers the targets it establishes to be achievable, but to require above-average performance from each of the executives. Actual awards, if any, are determined by the Committee based on its subjective assessment of each executive's business unit and individual performance. The assessment focuses on achievement of profitability, growth, risk management and general management objectives; however, formal weightings have not been assigned to these factors.

    In 1994, the Company's targeted bonus level was above the 50th percentile target level of the comparator group of companies, and overall total targeted base pay plus bonus was equal to the 50th percentile. The Company's performance in 1994 exceeded the target level of performance. Specifically, with respect to profitability factors, the Company exceeded its goals for return on assets, net income, net charge offs, noninterest expense, and efficiency ratio. In addition, in measuring the Company's performance relating to growth goals, the Committee noted the Company's successful integration of several acquired financial institution acquisitions, the successful introduction of new technology throughout the Company, the effective conversion of acquired banks' services, overall customer service, and effective cross selling. In analyzing the Company's risk management, the Committee observed that the Company exceeded its goals with respect to classified and nonperforming assets. As a result, actual bonus awards exceeded the target level.

    Mr. Grundhofer was paid $1,085,000 under the Executive Incentive Plan in connection with the Company's 1994 performance. Mr. Grundhofer's targeted annual bonus is consistent with the Company's policy of setting a targeted annual bonus sufficient to provide total direct compensation which is approximately equal to the 50th percentile level of the comparator group. Because the Company exceeded its target performance for 1994 based on factors described in the preceding paragraph, Mr. Grundhofer's actual bonus was significantly above target consistent with the goals of the Executive Incentive Plan.

LONG-TERM INCENTIVES

    The Committee has conducted a comprehensive review of the Company's total compensation program to ensure it supports the Company's overall objectives and stockholders' interests in the most effective manner. Based on this review, the Committee concluded that long-term incentive compensation opportunities should be dependent on stock-based measures to strengthen the alignment between management's interests and those of the Company's stockholders. Furthermore, in keeping with the policy of placing a significant portion of executives' total pay at risk, the Committee sets targeted long-term incentive compensation above the 50th percentile levels among the Company's compensation comparator companies. During 1994, the Company granted stock options to all executives and restricted shares to the five named executive officers. The following describes the Company's practices relative to each vehicle.

    STOCK OPTIONS. Stock options, including reload stock options, are the Company's primary long-term incentive vehicle. Under the 1991 Stock Incentive Plan, options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

    To emphasize the Company's pay-at-risk philosophy, as well as to further enhance the alignment of management's interests with those of stockholders, stock option awards for 1994, 1995, and 1996 were made in January 1994. In determining the actual size of stock option awards, the Committee considers the value of the stock on the date of grant, competitive practice, the amount of options previously granted, individual contributions, and business unit performance. However, formal weightings have not been assigned to these factors.

    Based upon the Committee's assessment of these factors, Mr. Grundhofer in 1994 received regular options to purchase 348,600 shares under the 1991 Stock Incentive Plan. In addition, he received reload stock options to purchase 109,368 shares. All of the options granted to Mr. Grundhofer have an exercise price equal to the fair market value on the date of grant. The number of reload stock options granted to Mr. Grundhofer was equal to the number of shares of the Company's Common Stock he tendered to the Company in payment of the exercise price of options exercised during 1994, plus the number of shares withheld by the Company in payment of the taxes arising from the exercises.

    RESTRICTED STOCK. The 1991 Stock Incentive Plan also provides for the grant of restricted stock to executives. In 1994, restricted stock was granted to a limited number of executive officers. All shares granted in 1994 will become vested in January 2002. However, vesting will be accelerated if the Company has three years in which its earnings per share increases 10% or more and its return on assets is at or above the 70th percentile of a group of peer companies. The three years do not have to occur consecutively, but the awards will not begin to vest until both performance measures have been met in each of three years. If the Company has achieved these performance standards, the shares will vest in the amount of one-third per year over a 3-year period. All of the companies in this peer group are also represented in the Performance Graph on page 39, and most are included in the Company's compensation comparator group. The comparator group is smaller than the peer group because compensation data was not provided by all of the companies represented in the peer group. Except for death, disability, retirement, or a change in control, unvested shares are forfeited upon termination of employment. Dividends paid on Company stock are paid on a current basis to holders of restricted stock.

    Grants were made to the five named executive officers in order to achieve several objectives. First, the Committee believes the grants were necessary so total long-term incentive compensation delivered meets the competitive objective stated previously, given the individuals' contributions to the long-term success of the Company. Second, the vesting requirements should focus the executives on the achievement of outstanding performance which, in turn, should enhance the long-term value of the Company. Third, the extended vesting period should improve the Company's ability to retain the individuals who have been and will be critical to the long-term financial success of the Company. In determining the size of restricted stock grants, the Committee considers competitive practices, individual contributions, and the dollar value of the stock. However, formal weightings have not been assigned to these factors.

    Based on these factors, Mr. Grundhofer received a grant of 55,545 shares of restricted stock in 1994. This award, when combined with the stock option award, positions his long-term incentive compensation at the targeted level described previously.

CONCLUSION

    The Committee believes that the Company's executive compensation policies and programs effectively serve the interests of stockholders and the Company. The Company's various pay vehicles are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success and to enhance the Company's value for the stockholders' benefit.

                                        Kenneth A. Macke (Chairperson)
                                        Coleman Bloomfield
                                        Marilyn C. Nelson
                                        James J. Renier
                                        S. Walter Richey
                                        Richard L. Robinson

EMPLOYMENT CONTRACTS

    Effective January 30, 1993, the Company and Mr. Grundhofer entered into an Employment Agreement (the "Former Employment Agreement") with a two-year term that, subject to notice of termination, automatically extended by one year on each anniversary of the agreement. Under the Former Employment Agreement Mr. Grundhofer was entitled to receive an annual salary of not less than $525,000 and was entitled to participate in the Company's executive bonus program. Mr. Grundhofer was entitled to participate in various benefit programs covering, and to receive various personal benefits offered to, corporate executives of the Company. The Company agreed to continue to provide Mr. Grundhofer with a $1 million life insurance policy during the term of the Former Employment Agreement. Under the Former Employment Agreement, Mr. Grundhofer was entitled to receive certain payments from the Company intended to compensate him for payments and other benefits which he would have been eligible to receive had he continued to be employed by Wells Fargo & Company ("Wells Fargo"), his previous employer. The Former Employment Agreement also entitled Mr. Grundhofer to severance benefits in the event of termination of employment under certain circumstances.

    Effective January 30, 1995, the Company and Mr. Grundhofer entered into a new Employment Agreement (the "New Employment Agreement") with a three-year term that, subject to notice of termination, automatically extends by one year on each anniversary of the agreement. Under the New Employment Agreement Mr. Grundhofer is entitled to receive an annual salary of not less than $620,000 and is entitled to participate in the Company's executive bonus program. Mr. Grundhofer is entitled to participate in various benefit programs covering, and to receive various personal benefits offered to, corporate executives of the Company. The Company has agreed to continue to provide Mr. Grundhofer with a $1 million life insurance policy during the term of the New Employment Agreement.

    Under the New Employment Agreement, Mr. Grundhofer is entitled to receive from the Company the remainder of the payments intended to compensate him for payments and other benefits which he would have been eligible to receive had he continued to be employed by Wells Fargo, as described in connection with the Former Employment Agreement. Pursuant to the New Employment Agreement and a separate agreement relating to certain of such payments, such payments may be paid on a deferred basis over a 10-year period beginning in 2003 (with certain exceptions).

    Mr. Grundhofer's New Employment Agreement also provides severance benefits in the event of termination of employment under certain circumstances. In the event of termination of employment without "cause" or by Mr. Grundhofer with "good reason" (as such terms are defined in the Agreement), in addition to compensation and benefits already earned, he will be entitled to receive: (a) a lump sum payment equal to three times annual salary plus target bonus potential,
(b) continuation of his participation in Company benefit and retirement plans and continuation of the $1 million life insurance policy for a three year period, (c) continuation of personal benefits for a three year period, (d) immediate exercisability of all options and vesting of restricted stock that would have become exercisable or vested during the remaining term of the New Employment Agreement if no such termination had occurred, (e) credit for three additional years of service under the Company's Supplemental Executive Retirement Plan, and (f) payment for individual outplacement counseling services up to a maximum of $60,000. In the event the Company terminates Mr. Grundhofer's employment with "cause," or he terminates employment without "good reason," Mr. Grundhofer would forfeit all compensation and benefits following such termination. In the event of termination of employment without "cause" or by Mr. Grundhofer with "good reason within 24 months following a change in control (as such term is defined in the Agreement), the following additional provisions will apply: (g) the bonus used to calculate the lump sum payment under (a) above will be the greatest of Mr. Grundhofer's (i) target bonus potential available on the date of termination, (ii) the bonus earned in the last fiscal year prior to the date of termination, or (iii) the average bonus earned in the last three fiscal years prior to the date of termination; (h) credit shall be given for five (instead of three) additional years of service under (e) above; and (i) the Company will pay Mr. Grundhofer the full amount of any long-term cash incentive award for any plan periods then in progress to the extent not provided for in any Company long-term cash incentives plan or plans.

    Mr. Grundhofer's New Employment Agreement provides that the payments and benefits which he is entitled to receive in the event of termination of his employment will be reduced by certain amounts which he earns from other employment or services during the three-year period following his termination of employment with the Company. The Company has agreed to compensate Mr. Grundhofer for certain taxes and penalties which may be imposed as a result of payments and benefits which he receives in the event of termination of his employment after a change in control.

CHANGE IN CONTROL SEVERANCE AGREEMENTS AND PLANS

    The Company has entered into individual change in control severance agreements with certain executive officers, including each of the executive officers (other than Mr. Grundhofer) who are named in the Summary Compensation Table below, providing for severance payments upon certain terminations of employment during the two-year period following a change in control. Termination of employment must be by the Company other than for "cause" or by the individual for "good reason," as such terms are defined in the agreements. The agreements provide for a lump sum payment equal to three times annual salary plus target bonus potential, continuation of benefits for up to three years, the payment of long-term cash incentive awards and individual outplacement services. The Company has agreed to compensate such officers for certain taxes and penalties resulting from the severance pay agreement. Mr. Grundhofer previously entered into a change in control severance agreement dated March 16, 1992, but this agreement was terminated by Mr. Grundhofer's New Employment Agreement. The New Employment Agreement, as described above, sets forth the terms of payments and benefits in the event of termination of Mr. Grundhofer's employment following a change in control. The Company also maintains change in control severance plans covering a broad range of salaried employees and providing for different levels of payments based on job classification. In addition, the vesting of outstanding stock options accelerates and restrictions on restricted stock lapse upon a change in control of the Company.

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose salary and bonus earned in 1994 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM COMPENSATION
                                                                                         -----------------------------------------
                                                          ANNUAL COMPENSATION                      AWARDS
                                                 --------------------------------------  --------------------------
                                                                             OTHER        RESTRICTED    SECURITIES      PAYOUTS
                                                                            ANNUAL           STOCK      UNDERLYING   -------------
       NAME             POSITION        YEAR      SALARY      BONUS      COMPENSATION      AWARDS(4)      OPTIONS    LTIP PAYOUTS
- ------------------  ----------------  ---------  ---------  ----------  ---------------  -------------  -----------  -------------
Grundhofer, John    CEO               1994       $ 601,667  $1,085,000   $  97,110(1)    $ 1,799,985(5)    457,968             0
                                      1993         587,500     630,000      97,089(1)        401,200(6)    127,338             0
                                      1992         525,000     551,250      71,605(1)        719,250(6)     54,900             0
Zona, Richard       Vice Chairman &   1994         280,416     595,000            (2)      1,699,995(5)    256,194             0
                    CFO               1993         270,834     265,000            (2)        234,725(6)     22,867             0
                                      1992         250,000     240,000            (2)        189,000(6)     22,200             0
Heasley, Philip     Vice Chairman     1994         268,334     460,000            (2)      1,300,002(5)    170,170             0
                                      1993         250,000     230,000            (2)        120,225(6)     26,515             0
                                      1992         225,000     215,000            (2)        189,000(6)     22,000             0
Farley, William     Vice Chairman     1994         266,667     390,000       1,825(2)(3)     799,986(5)    205,628             0
                                      1993         262,500     220,000       1,731(2)(3)     120,225(6)     28,206             0
                                      1992         250,000     225,000            (2)        189,000(6)     22,000             0
Rohr, Daniel        EVP               1994         242,083     325,000            (2)        200,013(5)    146,815             0
                                      1993         237,500     220,000            (2)        120,225(6)     24,780             0
                                      1992         225,000     210,000            (2)        189,000(6)     20,300             0


                      ALL OTHER
       NAME         COMPENSATION
- ------------------  -------------
Grundhofer, John     $  53,290(7)
                       363,321
                       181,794
Zona, Richard           15,879(8)
                        14,187
                        11,480
Heasley, Philip         13,056(8)
                        11,144
                        10,188
Farley, William         14,377(8)
                        12,779
                        11,133
Rohr, Daniel            12,302(8)
                        10,597
                         9,954

- ---------
(1) Benefits received by Mr. Grundhofer include reimbursement for club memberships in the amount of $20,000 in 1994, 1993 and 1992; and transportation-related expenses of $39,571 in 1994, $42,216 in 1993 and $33,928 in 1992.

(2) The Company's incremental cost with respect to personal benefits of the named individuals is not reported because the cost thereof is below the amount required to be reported pursuant to Securities and Exchange Commission rules.

(3) Interest earned on deferred compensation to the extent that the interest rate exceeds 120% of the applicable federal long-term rate.

(4) The value of the restricted stock awards was determined by multiplying the market value of the Company's Common Stock on the date of grant by the number of shares awarded. Recipients currently receive dividends on, and have the right to vote, shares of the restricted stock. The named individuals held shares of restricted stock as of December 31, 1994 with market values as follows: Mr. Grundhofer, 95,545 shares valued at
     $3,173,814; Mr.  Zona, 66,915  shares valued  at $2,222,782;  Mr.  Heasley,
     50,794 shares valued at $1,687,275; Mr. Farley, 35,642 shares valued at $1,183,956; and Mr. Rohr, 17,461 shares valued at $580,019.

(5) Restricted stock grants in 1994 to the named individuals vest in January, 2002 or earlier if the Company has achieved three years of targeted return on assets relative to the peer group and three years of targeted growth in earnings per share. The following number of shares were granted: Mr. Grundhofer, 54,545 shares; Mr. Zona, 51,515 shares; Mr. Heasley, 39,394 shares; Mr. Farley, 24,242 shares; and
     Mr. Rohr, 6,061 shares.

(6) The term of the restrictions varies from 3 to 7 years from the beginning of the performance period, based upon the Company's return on equity and total shareholder return relative to the Company's peer bank holding companies.

(7) Includes (a) $4,054, which is equal to $.90/share of the restricted stock issued by Mr. Grundhofer's former employer that would have remained unvested had he remained employed by that entity and is being deferred by Mr.Grundhofer to be paid over a 10-year period beginning in 2003 (with certain exceptions); (b) imputed income in the amount of $13,740 arising from premiums paid by the Company with respect to life insurance for the benefit of Mr. Grundhofer; (c) amounts pursuant to the Company's flexible compensation program (net of amounts used to purchase benefits), $9,240 of which was applied to Mr. Grundhofer's account in the Company's Capital
     Accumulation Plan (a 401(k) plan) ("CAP") and $21,756 of which was paid in cash; and (d) $4,500 in a matching contribution by the Company to Mr.
     Grundhofer's CAP account.

(8) Includes (a) amounts paid pursuant to the Company's flexible compensation program (net of amounts used to purchase benefits), of which the following amounts were applied to the individual's account in the CAP: Mr. Zona, $9,240; Mr. Heasley, $8,556; Mr. Farley, $9,240; and Mr. Rohr, $7,802 and
     the following amounts were paid in cash: Mr. Zona, $2,139 and Mr. Farley, $637; and (b) $4,500 in a matching contribution by the Company to the named individuals' CAP account.

STOCK OPTIONS

    The following tables summarize option grants and exercises during 1994 to or by the Chief Executive Officer or the executive officers named in the Summary Compensation Table above, and the values of options granted during 1994 and held by such persons at the end of 1994.

                          STOCK OPTION GRANTS IN 1994

                                                 INDIVIDUAL GRANTS
                                   ----------------------------------------------
                                                  % OF                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                  TOTAL                                         ANNUAL RATES OF STOCK
                                     NUMBER      OPTIONS                                  PRICE APPRECIATION FOR OPTION TERM
                                       OF        GRANTED                          --------------------------------------------------
                                   SECURITIES      TO
                                   UNDERLYING   EMPLOYEES   EXERCISE                       5%($)                    10%($)
                                    OPTIONS     IN FISCAL   OR BASE    EXPIRATION ------------------------ -------------------------
      NAME           POSITION       GRANTED       YEAR       PRICE        DATE    STOCK PRICE      GAIN    STOCK PRICE      GAIN
- ----------------  ---------------  ----------   ---------   --------   ---------- -----------   ---------- -----------   -----------
Grundhofer, John  CEO              348,600(1)        7.5%   $    29.750  1/19/04    $   48.46   $6,522,306   $   77.16   $16,527,126
                                    40,681(2)                    30.000  1/30/00        40.26      417,387       53.30       947,867
                                    25,608(2)                    30.000  2/20/01        42.42      318,051       59.02       743,144
                                    31,159(2)                    36.625  1/15/02        52.78      503,374       74.78     1,188,872
                                    11,920(2)                    36.625  2/19/01        50.49      165,271       68.57       380,784
Zona, Richard     Vice Chairman &  175,000(1)        4.2%        29.750  1/19/04        48.46    3,274,250       77.16     8,296,750
                  CFO               41,405(2)                    35.625  1/19/04        55.94      841,143       86.03     2,087,019
                                     1,579(2)                    35.625  9/17/01        49.93       22,588       68.90        52,541
                                     5,239(2)                    35.875  4/24/00        48.12       64,152       63.68       145,670
                                    12,410(2)                    35.875  2/19/01        50.09      176,408       68.85       409,220
                                    12,932(2)                    35.875  2/19/02        52.59      216,158       75.74       515,534
                                     3,665(2)                    35.875  2/16/03        55.19       70,789       83.23       173,556
                                     1,831(2)                    35.875  9/17/01        51.50       28,609       72.70        67,427
                                       473(2)                    35.875  9/19/99        46.73        5,134       60.14        11,477
                                     1,660(2)                    36.500  1/19/04        57.26       34,462       87.97        85,440
Heasley, Philip   Vice Chairman    130,000(1)        2.8%        29.750  1/19/04        48.46    2,432,300       77.16     6,163,300
                                     4,243(2)                    34.500  4/24/00        46.26       49,898       61.18       113,203
                                    15,052(2)                    34.500  2/19/01        48.14      205,309       66.15       476,396
                                     6,525(2)                    34.500  2/19/02        50.55      104,726       72.77       249,712
                                     3,733(2)                    34.500  2/16/03        53.05       69,247       79.97       169,740
                                       267(2)                    34.500  4/22/04        56.20        5,794       89.48        14,680
                                       302(2)                    35.625  4/24/00        46.61        3,317       60.23         7,431
                                       679(2)                    35.625  2/19/01        48.52        8,756       65.13        20,034
                                        58(2)                    35.625  2/19/02        50.94          888       71.64         2,089
                                     2,090(2)                    35.625  1/19/04        55.94       42,458       86.03       105,346
                                     4,284(2)                    35.625  1/19/04        55.94       87,029       86.03       215,935
                                     2,088(2)                    36.250  1/19/04        57.62       44,621       89.65       111,499
                                       849(2)                    36.500  1/19/04        57.26       17,625       87.97        43,698
Farley, William   Vice Chairman    130,000(1)        3.4%        29.750  1/19/04        48.46    2,432,300       77.16     6,163,300
                                     8,998(2)                    35.250  4/24/00        47.26      108,066       62.51       245,285
                                     9,904(2)                    35.250  2/19/01        49.21      138,260       67.65       320,890
                                    12,920(2)                    35.250  2/19/02        51.68      212,276       74.42       506,076
                                     3,696(2)                    35.250  2/16/03        54.23       70,150       81.78       171,975
                                    30,699(2)                    35.750  1/19/04        56.14      625,953       86.33     1,552,755
                                       684(2)                    36.500  2/19/01        49.66        9,001       66.60        20,588
                                     8,727(2)                    36.500  1/19/04        57.26      181,173       87.97       449,179
Rohr, Daniel      EVP              110,000(1)        2.4%        29.750  1/19/04        48.46    2,058,100       77.16     5,215,100
                                     7,369(2)                    35.250  5/20/00        47.42       89,681       62.93       203,974
                                     3,968(2)                    35.250  2/19/01        49.21       55,393       67.65       128,563
                                       353(2)                    35.250  2/19/02        51.68        5,800       74.42        13,827
                                     2,401(2)                    35.750  1/19/04        56.14       48,956       86.33       121,443
                                     7,202(2)                    35.875  2/19/01        50.09      102,376       68.85       237,486
                                     5,914(2)                    35.875  2/19/02        52.59       98,853       75.74       235,762
                                     3,665(2)                    35.875  2/16/03        55.19       70,789       83.23       173,556
                                     5,943(2)                    36.250  1/19/04        57.62      127,002       89.65       317,356

- ---------
(1) The options were granted on January 19, 1994 and 1/3 of the total grant became exercisable on the date of grant. An additional 1/3 of the total grant becomes exercisable on April 15, 1995 and the final 1/3 on April 15, 1996 if the Company meets certain standards based upon the Company's return on assets relative to the Company's peer bank holding companies and growth in earnings per share. If the standards are not met for a particular year, the portion of the grant which would have become exercisable that year will become exercisable on January 19, 1999. All such options become fully vested upon a change in control of the Company.

(2)  Optionees  may tender  previously acquired  shares of  the Company's Common
     Stock in payment of the exercise price of a stock option and may tender previously acquired shares or request the Company to withhold sufficient shares to pay the taxes arising from the exercise. The Company will grant a reload stock option to purchase the number of shares thus tendered and/or withheld. The reload option will have an exercise price equal to the closing price of the Company's Common Stock on the date of the transaction, and will expire on the scheduled expiration date of the exercised option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                               SHARES                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                              ACQUIRED                   UNDERLYING UNEXERCISED       THE-MONEY OPTIONS AT
                                                 ON          VALUE         OPTIONS AT FY-END                 FY-END
          NAME                POSITION        EXERCISES    REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ------------------------  -----------------  -----------  -----------  --------------------------  --------------------------
Grundhofer, John          CEO                   143,510   $ 2,084,545         268,682/334,924        $   887,005/$1,086,451

Zona, Richard             Vice Chairman &        92,767       789,032          47,709/176,918                38,699/486,451
                           CFO

Heasley, Philip           Vice Chairman          78,976       579,537          29,820/112,555                     0/382,004

Farley, William           Vice Chairman          85,852       691,969          39,667/142,315                10,822/382,004

Rohr, Daniel              EVP                    70,010       555,638           28,471/96,647                     0/332,374

PERSONAL RETIREMENT ACCOUNT

    Effective July 1, 1986, the Company adopted a career average pay defined benefit pension plan known as the "Personal Retirement Account" ("PRA"). Essentially all full-time employees of the Company and its subsidiaries are eligible to participate in PRA. As of December 31, 1994, 10,758 employees were participating in PRA. Under the terms of PRA, a separate "account" is maintained for each employee participating in the plan. Each year contributions of 3% to 6% of the participant's total compensation for that year plus 3% of the participant's total compensation in excess of $5,000 for that year are made to the account for the participant. The basic percentage varies depending upon the participant's number of years of service. If the participant has less than ten years of service, the percentage is 3%. If the participant has ten but less than twenty years of service, the percentage is 4%. If the participant has twenty but less than twenty-five years of service, the percentage is 5%. If the participant has twenty-five or more years of service, the percentage is 6%. In addition, the plan provides certain special additional credits for the accounts of participants who had at least five years of service as of January 1, 1986 and had a total age plus years of service equal to fifty or greater. At the time of normal or early retirement, the accumulated account of the participant is converted into one of several available forms of lifetime annuities or is distributed in a single lump sum to the participant. In the event of the death of the participant, the account balance is payable to survivors of the participant. Plan benefits become 100% vested after five years of service.

    The Company maintains an unfunded deferred compensation plan known as the Defined Benefit Excess Plan to provide retirement benefits which would have been provided under the normal formulas of the PRA but for limitations established under the Code. Such plans are recognized and authorized under provisions of the Employee Retirement Income Security Act of 1974, as amended.

    Based upon a number of assumptions, including retirement at age 65, the following estimated annual payments would be made upon retirement pursuant to the PRA and the Defined Benefit Excess Plan to the individuals listed below: Mr. Grundhofer, $232,000; Mr. Zona, $224,000; Mr. Heasley, $345,000; Mr. Farley,
$170,000; and Mr. Rohr, $164,000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Company's Supplemental Executive Retirement Plan ("SERP") is available to certain executives with not less than five years of service at the time of termination of employment or death. The Plan generally provides retirement benefits at age 65 equal to 55% of an executive's average base salary and annual incentive awards during his or her last three years of employment. Executives will receive credit for an additional five years of service at age 60 and may receive retirement benefits after age 60 which are equal to the actuarial equivalent present value of the retirement benefit which would be payable at age
65. Payments under the Plan are reduced by other sources of retirement income, including benefits under the PRA, the Defined Benefit Excess Plan, a portion of social security benefits and estimated benefits provided by other employers. Lesser benefits are available in the event of termination prior to age 65. The SERP provides for payment of benefits in the form of a single lump sum or annuity payments.

    Based upon a number of assumptions, including retirement at age 65, the following estimated annual payments would be made upon retirement pursuant to the Plan to the individuals listed below: Mr. Grundhofer, $434,000; Mr. Zona, $313,000; Mr. Heasley, $266,000; Mr. Farley, $213,000; and Mr. Rohr, $214,000.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1994, the following individuals served as members of the Compensation and Human Resources Committee: Kenneth A. Macke (Chairperson), Coleman Bloomfield, Thomas R. Madison, Marilyn C. Nelson, James J. Renier, S. Walter Richey, and Richard L. Robinson.

    Coleman Bloomfield,  a  member  of  the  Compensation  and  Human  Resources
Committee, and Thomas Madison, a former member of the Company's Board of Directors and Compensation and Human Resources Committee, are or were executive officers of Minnesota Mutual Life Insurance Company, and Mr. Grundhofer is a member of the Board of Trustees of such company.

    During 1994, banking subsidiaries of the Company had loan transactions in the ordinary course of business with the members of the Compensation and Human Resources Committee and one or more of their associates. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with other persons.

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock over a five-year period, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard and Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Bank Index.
                             FIVE-YEAR TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              FBS      S&P 500     KBW 50
1989             100         100        100
1990              83          97         72
1991             159         126        114
1992             193         136        145
1993             217         150        153
1994             243         152        145

KBW 50 Bank Index is a market-capitalization-weighted total return index developed by Keefe, Bruyette & Woods, Inc.

                        OTHER TRANSACTIONS OF MANAGEMENT

    During 1994, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company's directors, officers and one or more of their associates. Other than as described below, such loans did not involve more than normal risk of collectibility, present other unfavorable features, or bear lower interest rates than those prevailing at the time for comparable transactions with other persons.

    In 1994, an affiliate of the Company paid 4900, Inc., a corporation 52% owned by Mr. Petry, $135,000 for rent on premises leased by the affiliate. In addition, N.G. Petry Construction Company has leased approximately 550 square feet of office space from an affiliate of the Company at competitive rates. Mr. Petry is a managing partner of N.G. Petry Construction Company.

    In 1994, an affiliate of the Company paid $67,000 in rent under a long term ground lease to a partnership of which Mr. Nicholson is a general partner and the beneficial interest of which is in his immediate family. The lease, executed in 1965, covers property used by a bank affiliated with the Company.

LOANS TO MANAGEMENT

    In accordance with the Company's policies regarding loans to employees, certain officers of the Company borrowed money from FBS Mortgage Corporation, a mortgage banking subsidiary of the Company, to finance their homes. These loans are evidenced by notes secured by first mortgages on their residences and either have been, or are in the process of being, sold to investors in the secondary real estate mortgage market.

    In addition, pursuant to the Company's Stock Option Loan program, all active employees holding stock options are eligible to receive loans from the Company to be used for the exercise of stock options. Loans bear interest at the applicable federal rates in effect under Section 1274(d) of the Internal Revenue Code at the time the loan is made.

    The following tables show as to the Company's directors and executive officers: (i) the outstanding balances of stock option loans and mortgages, if any, as of December 31, 1994, (ii) the largest outstanding balances of such loans at any time during 1994, and (iii) the rate of interest applicable to such loans.

                                                    MORTGAGE BALANCE    MAXIMUM BALANCE    MORTGAGE
                                                     AT DECEMBER 31       OF MORTGAGE      INTEREST
                                                          1994            DURING 1994        RATE
                                                   ------------------  -----------------  -----------
William F. Farley................................     $    570,562        $   580,375          5.750%*
John M. Murphy, Jr...............................          126,113            131,209          7.000%
Michael J. O'Rourke..............................          199,711            201,653          7.125%
Daniel C. Rohr...................................          700,000            700,000          7.750%*

* Adjustable Rate Mortgage

                                                STOCK OPTION LOAN    MAXIMUM BALANCE    STOCK OPTION
                                               BALANCE AT DECEMBER   OF LOAN DURING     LOAN INTEREST
                                                    31, 1994              1994              RATE
                                               -------------------  -----------------  ---------------
William F. Farley............................     $     415,170       $     415,170            5.47%
Philip G. Heasley............................           417,509             417,509            5.47%
Philip G. Heasley............................         1,095,198           1,095,198            6.98%
John M. Murphy, Jr...........................            96,649              96,649            5.47%
Michael J. O'Rourke..........................            71,284              71,284            5.47%
Daniel C. Rohr...............................           584,162             584,162            4.94%
Daniel C. Rohr...............................           908,066             908,066            6.98%
Robert H. Sayre..............................           136,747             136,747            5.47%
Richard A. Zona..............................           595,790             606,726            5.47%

                         POLICY ON CONFIDENTIAL VOTING

    It is the policy of the Company that commencing with the 1993 Annual Meeting of Stockholders, (i) all proxies, ballots and voting tabulations that identify stockholders be kept permanently confidential, except as disclosure may be required by federal or state law or is expressly requested by a stockholder; and
(ii) the receipt and tabulation of proxy cards be by an independent third party.

                           1996 STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the 1996 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Minneapolis prior to November 16, 1995.

                           AVAILABILITY OF FORM 10-K

    The Company's Annual Report on Form 10-K detailing the activities and financial results of First Bank System, Inc. during 1994 is included as a part of the Company's 1994 Annual Report to Stockholders. If a stockholder requests copies of any exhibits to such Form 10-K, the Company will require the payment of a fee covering its reasonable expenses in furnishing such exhibits. Address any request to Investor Relations Department, First Bank System, Inc., P.O. Box 522, Minneapolis, Minnesota 55480.

                                           By Order of the Board of Directors

                                                      [SIGNATURE]

                                                  Michael J. O'Rourke
                                                       SECRETARY

Dated: March 15, 1995

                              [Front of proxy card]

                                     [LOGO]

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                      DIRECTORS OF FIRST BANK SYSTEM, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 26, 1995

The undersigned hereby appoints Elizabeth Malkerson, Michael O'Rourke and Richard Zona as proxies (each with power to act alone and with power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of First Bank System, Inc. to be held on April 26, 1995, or at any adjournment thereof, on those matters referred to in the Proxy Statement. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

This Proxy cannot be voted unless it is properly signed and returned. If properly signed and returned, this Proxy will be voted as designated by the stockholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2,3 AND 4. Shares held in the First Bank System Capital Accumulation Plan for which a proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants.

The nominees for Director are: John F. Grundhofer, Delbert W. Johnson, John H. Kareken and Kenneth A. Macke.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                             [Reverse of proxy card}


[X] Please mark your
    votes as in this
    example.


     The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4.


1. Election of                FOR     WITHHELD
   Directors                  [ ]       [ ]
   (see reverse)

For, except vote withheld from the following nominee(s):


_________________________________________________________

2. Approve the proposed       FOR     AGAINST   ABSTAIN
   amendments to the          [ ]       [ ]       [ ]
   Company's 1991
   Stock Incentive Plan

3. Approve the                FOR     AGAINST   ABSTAIN
   Company's 1995             [ ]       [ ]       [ ]
   Executive
   Incentive Plan

4. Approve the                FOR     AGAINST   ABSTAIN
   selection of the           [ ]       [ ]       [ ]
   firm of Ernst &
   Young as inde-
   pendent auditors

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing and where more than one is named, a majority should sign. Please sign, date and return this Proxy Card promptly using the enclosed envelope.


________________________________________________________________________________


________________________________________________________________________________
   SIGNATURE(S)                                                           DATE